COLUMBUS MCKINNON CORPORATION
                         MONTHLY RETIREMENT BENEFIT PLAN

              PROPOSED AMENDMENT NO. 6 OF THE 1998 PLAN RESTATEMENT


          Columbus McKinnon Corporation (the "Company") hereby amends the Columbus McKinnon Corporation Monthly Retirement Benefit Plan (the "Plan"), as amended and restated in its entirety effective April 1, 1998, and as further amended by Amendment Nos. 1, 2, 3, 4 and 5, as permitted under Section 10.1 of the Plan, as follows:

1. Section 5.4, entitled "Automatic Cash-out of Benefit Not Exceeding $5,000", is retitled and revised effective March 28, 2005 to read as follows:

"5.4      CASH-OUT OF BENEFIT NOT EXCEEDING $5,000 .

          "(a) CASH-OUT OF BENEFIT NOT EXCEEDING $1,000 REQUIRED. Notwithstanding any other provision in the Plan:

          " (1) DISTRIBUTION. If the Actuarial Present Value of a Participant's vested Accrued Benefit payable to him hereunder is $1,000 or less, determined as of the Annuity Starting Date, the Plan shall pay the Participant the Actuarial Present Value in a lump sum as soon as practicable after the Participant ceases to be an Employee. No consent of either the Participant or his spouse shall be required for such payment. However, no such payment shall be made after the Annuity Starting Date.

          " (2) DEEMED DISTRIBUTION. If a Participant ceases to be an Employee when his vested Accrued Benefit is zero, the Participant's vested Accrued Benefit shall be deemed to be paid to him immediately upon his ceasing to be an Employee.

"         (b) CASH-OUT  OF  BENEFIT  BETWEEN  $1,000  AND  $5,000   PERMITTED.
Notwithstanding any other provision in the Plan, If the Actuarial Present Value of a Participant's vested Accrued Benefit payable to him hereunder is $5,000 or less, but greater than $1,000, determined as of the Annuity Starting Date, the Plan shall pay the Participant the Actuarial Present Value in a lump sum as soon as practicable after the Participant ceases to be an Employee but only if the Participant affirmatively elects whether the payment will be made directly to the Participant or to an eligible retirement plan as a direct rollover. No consent of the Participant `s spouse shall be required for such payment. However, no such payment shall be made after the Annuity Starting Date.

"         (c)  EFFECT  OF  PAYMENT.   The  actual  or  deemed   payment   of   a
Participant's  vested Accrued  Benefit  pursuant to this Section 5.4 shall be in

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                   Columbus McKinnon Corporation Monthly Retirement Benefit Plan
                              Page 2 of Amendment No. 6 of 1998 Plan Restatement


full satisfaction of all the Participant's rights under the Plan and his participation in the Plan shall cease. Except as provided in Section 5.4(d), Benefit Service taken into account in determining the Participant's vested
Accrued Benefit shall be excluded in determining any future benefit if the Participant is reemployed and again participates in the Plan.

"         (d)  REPAYMENT  FOLLOWING DEEMED  DISTRIBUTION.  If a Participant with a vested Accrued Benefit of zero is deemed to receive a payment of his benefit pursuant to this Section and he again completes an Hour of Service as an Employee before he incurs 5 consecutive 1-Year Breaks in Service, he shall be deemed to have repaid his benefit immediately upon his return to service and his Accrued Benefit (including all optional forms of benefits and subsidies relating to such benefit) shall be restored."


          IN WITNESS WHEREOF, this instrument of amendment has been executed by a duly authorize officer of the Corporation this 17th day of March, 2005, to be effective as of the dates recited herein.



                                     COLUMBUS McKINNON CORPORATION

                                     By  /S/ Timothy R. Harvey
                                         --------------------------

                                     Title: Corporate Secretary
                                            ----------------------